CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the incorporation by reference
in Registration Statement No. 333-280693 on Form
F-3 of our reports
dated March 13, 2026, relating to the consolidated financial statements of Diana Shipping Inc. and the effectiveness
of Diana Shipping Inc.’s internal control over financial
reporting appearing in this Annual Report on Form
20-F for
the year ended December 31, 2025.
/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
March 13, 2026